UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38019	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main Street, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Energy XXI Gulf Coast, Inc. (the “Company”) has changed the date for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) from May 9, 2018 to May 17, 2018. To implement this change, the 2018 Annual Meeting of Stockholders will be opened on May 9, 2018 at 9:00 a.m. (Houston time) and immediately adjourned to May 17, 2018. There will be no voting or other matters conducted at the May 9th meeting. The 2018 Annual Meeting will be reconvened on Thursday, May 17, 2018 at 9:00 a.m. (Houston time) at 1021 Main Street, 1st Floor, Houston, Texas 77002.

No changes have been made to the record date or the proposals to be brought before the 2018 Annual Meeting, which are presented in the Proxy Statement that the Company filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2018. The Company’s Proxy Statement for the 2018 Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 are available at http://www.cstproxy.com/energyxxi/2018.

As a result of the adjournment described above, the deadline for submitting votes electronically or by telephone has changed as well. Stockholders who plan to submit votes electronically over the internet or by the telephone must submit those votes by 11:59 p.m. (New York time) on May 16, 2018.

Stockholders who have already submitted a proxy or voting instructions do not need to take any further action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2018	By:	/s/ Marguerite Woung-Chapman
Marguerite Woung-Chapman Senior Vice President and General Counsel